Counterpart #_______

Exhibit 4.12

SOUTH CAROLINA ELECTRIC & GAS COMPANY

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., successor to
NationsBank of Georgia, National Association, as Trustee

____________________

THIRD SUPPLEMENTAL INDENTURE
(Supplemental to Indenture Dated as of April 1, 1993)

PROVIDING FOR

INCREASE IN MAXIMUM AMOUNT PERMITTED TO BE SECURED BY INDENTURE DATED AS OF APRIL 1, 1993

____________________

Dated as of September 1, 2013

THE INDENTURE OF SOUTH CAROLINA ELECTRIC & GAS COMPANY TO NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, AS TRUSTEE, TO WHICH THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. IS SUCCESSOR TRUSTEE, DATED APRIL 1, 1993 (THE “INDENTURE”), RECORDED IN THE RMC OFFICE OF THIS COUNTY AS DESCRIBED ON EXHIBIT A HERETO, AS HERETOFORE AMENDED AND SUPPLEMENTED AND AS AMENDED AND SUPPLEMENTED BY THIS THIRD SUPPLEMENTAL INDENTURE THERETO IS SUBJECT TO, AND IS INTENDED TO TAKE ADVANTAGE OF, THE PROVISIONS OF SECTION 29-1-10 AND 29-3-80, S.C. CODE OF LAWS (1976), AS AMENDED. THE LIEN OF THE INDENTURE, AS SUPPLEMENTED OR AMENDED FROM TIME TO TIME, SHALL CONTINUE UNTIL SATISFIED OR RELEASED OF RECORD REGARDLESS OF WHETHER OR NOT SUCH INDENTURE STATES A MATURITY DATE. FURTHER, AS SET FORTH IN THE INDENTURE, THE LIEN AFFECTS AFTER-ACQUIRED PROPERTY.

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE, dated as of September 1, 2013, between SOUTH CAROLINA ELECTRIC & GAS COMPANY, a corporation duly organized and existing under the laws of the State of South Carolina (herein called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, successor to NationsBank of Georgia, National Association, as trustee (the “Trustee”);

WHEREAS, the Company heretofore executed and delivered to the Trustee an Indenture dated as of April 1, 1993 (herein referred to as the “Original Indenture”), which Original Indenture was executed and delivered by the Company to secure the payment of Securities issued or to be issued under and in accordance with the provisions thereof, the Original Indenture being recorded as shown as Exhibit A hereto; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee the following supplemental indentures:

DESIGNATION    DATED AS OF

First Supplemental Indenture    June 1, 1993
Second Supplemental Indenture    June 15, 1993

supplemental to the Original Indenture; the Original Indenture, together with all instruments stated to be supplemental thereto to which the Trustee has heretofore been or shall hereafter be a party, including the aforesaid supplemental indentures and this Third Supplemental Indenture, being herein sometimes referred to collectively as the “Mortgage;” and

WHEREAS, Section 1701 of the Mortgage provides that the Company and the Trustee, at any time and from time to time, without the consent of any Holders, may enter into one or more indentures supplemental to the Original Indenture, for various purposes including to increase the amount of indebtedness and sums which may be secured by the Mortgage, to add one or more covenants of the Company and to establish the terms of Securities of any series as contemplated by Section 201 of the Mortgage; and

WHEREAS, there have been issued under the Original Indenture as heretofore supplemented the following series of First Mortgage Bonds, of which the following principal amounts were outstanding at the date of this Third Supplemental Indenture:

SERIES	PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING

Securities of the Original Series	$1,000	$ None
First Mortgage Bonds, 7 5/8% Series due 2023	100,000,000	None
First Mortgage Bonds, 6% Series due June 15, 2000	100,000,000	None
First Mortgage Bonds, 7 1/2% Series due June 15, 2023	150,000,000	None
First Mortgage Bonds, 6 1/4% Series due December 15, 2003	100,000,000	None
First Mortgage Bonds, 7.70% Series due July 15, 2004	100,000,000	None
First Mortgage Bonds, 7 5/8% Series due April 1, 2025	100,000,000	None
First Mortgage Bonds, 7 1/8% Series due June 15, 2013	150,000,000	None
First Mortgage Bonds, 6 1/8% Series due March 1, 2009	100,000,000	None
First Mortgage Bonds, 6.70% Series due February 1, 2011	150,000,000	None
First Mortgage Bonds, 6.625% Series due February 1, 2032	300,000,000	300,000,000
First Mortgage Bonds, 2002 Deposited Series	90,425,000	None
First Mortgage Bonds, 5.80% Series due January 15, 2033	200,000,000	200,000,000
First Mortgage Bonds, 5.30% Series due May 15, 2033	300,000,000	300,000,000
First Mortgage Bonds, 5.25% Series due November 1, 2018	250,000,000	250,000,000
First Mortgage Bonds, 5.25% Series due March 1, 2035	100,000,000	100,000,000
First Mortgage Bonds, 6.25% Series due July 1, 2036	125,000,000	125,000,000
First Mortgage Bonds, 6.05% Series due January 15, 2038	535,000,000	535,000,000
First Mortgage Bonds, 6.50% Series due November 1, 2018	300,000,000	300,000,000
First Mortgage Bonds, 2008 Deposited Series	35,000,000	34,555,000
First Mortgage Bonds, 5.50% Series due December 15, 2039	150,000,000	150,000,000
First Mortgage Bonds, 5.450% Series due February 1, 2041	350,000,000	350,000,000
First Mortgage Bonds, 3.22% Series due October 18, 2021	30,000,000	30,000,000
First Mortgage Bonds, 4.35% Series due February 1, 2042	500,000,000	500,000,000
First Mortgage Bonds, 2013 Deposited Series	54,215,000	54,215,000
First Mortgage Bonds, 4.60% Series due June 15, 2043	400,000,000	400,000,000

WHEREAS, it is provided in Section 201 of the Original Indenture, as heretofore supplemented, that the aggregate principal amount of Securities which may be secured by the Mortgage shall be such aggregate principal amount as may from time to time be authenticated and delivered under the provisions thereof; provided, however, that until an indenture or indentures supplemental thereto shall be executed and delivered by the Company to the Trustee and filed for record in one or more places as may be required to make effective the Lien of the Mortgage, increasing or decreasing the amount of future advances and other indebtedness and sums which may be secured thereby, the Mortgage may secure future advances and other indebtedness and sums not to exceed in the aggregate Five Billion Dollars ($5,000,000,000); and

WHEREAS, the Company has determined to increase the aggregate principal amount of Securities which may be secured by the Mortgage, including future advances and other indebtedness and sums, from Five Billion Dollars ($5,000,000,000) to Ten Billion Dollars ($10,000,000,000) and has duly authorized the execution and delivery to the Trustee of this Third Supplemental Indenture to effect such increase; and

WHEREAS, the execution and delivery by the Company of this Third Supplemental Indenture, and the terms of the Securities, have been duly authorized by the Company as provided in the Mortgage;

THE PARTIES HEREBY COVENANT AND AGREE as follows:

ARTICLE FIRST

Increase in Amount Permitted to be Secured by Mortgage

SECTION 1.01. Increase in Amount Permitted to be Secured by Mortgage.

The aggregate principal amount of indebtedness which may be secured by the Mortgage, including future advances and other indebtedness and sums, is increased from Five Billion Dollars ($5,000,000,000) as specified in Section 201 of the Original Indenture, as heretofore supplemented, to Ten Billion Dollars ($10,000,000,000).

ARTICLE SECOND

Miscellaneous

SECTION 2.01. Definitions.

Subject to the amendments provided for in this Third Supplemental Indenture, the terms defined in the Original Indenture as heretofore supplemented shall, for all purposes of this Third Supplemental Indenture, have the meanings specified in the Original Indenture.

SECTION 2.02. Acceptance of Trust.

The Trustee hereby accepts the trust herein created and agrees to perform the same upon the terms and conditions in the Original Indenture as heretofore supplemented set forth and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect to the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company alone. In general each and every term and condition contained in Article Sixteen of the Mortgage shall apply to and form part of this Third Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Third Supplemental Indenture.

SECTION 2.03. Successors and Assigns.

Whenever in this Third Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles Fifteen and Sixteen of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Third Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 2.04. Benefit of the Parties.

Nothing in this Third Supplemental Indenture, express or implied, is intended, or shall be construed, to confer upon, or to give to any person, firm or corporation, other than the parties hereto and the Holders of the Securities Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Third Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Third Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the Holders of the Securities Outstanding under the Mortgage.

SECTION 2.05. Effect in Georgia.

This Third Supplemental Indenture is intended by the parties hereto, as to properties now or hereafter encumbered by the Mortgage and located within the State of Georgia, to operate and is to be construed as granting a Lien only on such properties and not as a deed passing title thereto.

SECTION 2.06. Notice of Claim of Benefit of Laws.

The Company gives notice that it claims the benefit of Sections 29-1-10 and 29-3-80, S.C. Code of Laws (1976), as amended (Section 589, enacted into law June 14, 1993), concerning the continuation of the lien until satisfied or released of record and attachment to after-acquired real property of the lien of the Original Indenture, dated as of April 1, 1993, the First Supplemental Indenture, dated as of June 1, 1993 and the Second Supplemental Indenture, dated as of June 15, 1993, and all supplements and amendments thereto. The Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture are recorded in the counties and at the book and page numbers set forth on Exhibit A attached hereto. The Notice on the cover of this Third Supplemental Indenture is given pursuant to the aforesaid laws.

SECTION 2.07. Counterparts.

This Third Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 2.08. Governing Law.

This Third Supplemental Indenture shall be governed by and construed in accordance with the law of the State of South Carolina, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

IN WITNESS WHEREOF, South Carolina Electric & Gas Company has caused this Third Supplemental Indenture to be executed in its corporate name by its Treasurer and its corporate seal to be hereunto affixed and to be attested by its Secretary, and The Bank of New York Mellon Trust Company, N.A., to evidence its acceptance hereof, has caused this Third Supplemental Indenture to be executed in its corporate name by one of its Vice Presidents or Trust Officers, in several counterparts, all as of the day and year first above written.

SOUTH CAROLINA ELECTRIC & GAS COMPANY

By:    /s/ Mark R Cannon
Mark R. Cannon
Its:    Treasurer

Attest:

/s/ Gina Champion
Gina Champion, Secretary

In the presence of:

/s/ Jonathan T Evans
Jonathan T. Evans

/s/ Patricia K Haltiwanger
Patricia K. Haltiwanger

[South Carolina Electric & Gas Company’s Signature Page]

IN WITNESS WHEREOF, South Carolina Electric & Gas Company has caused this Third Supplemental Indenture to be executed in its corporate name by its Treasurer and its corporate seal to be hereunto affixed and to be attested by its Secretary, and The Bank of New York Mellon Trust Company, N.A., to evidence its acceptance hereof, has caused this Third Supplemental Indenture to be executed in its corporate name by one of its Vice Presidents or Trust Officers, in several counterparts, all as of the day and year first above written.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., Successor to
NationsBank of Georgia, National Association, as Trustee

By:    s/ Lawrence Dillard
Lawrence Dillard
Its:    Vice President

In the presence of:

s/ Lawrence M Kusch
Lawrence M. Kusch

s/ R. Tarnas
R. Tarnas

[The Bank of New York Mellon Trust Company, N.A.’s Signature Page]

STATE OF SOUTH CAROLINA        )
)        ACKNOWLEDGEMENT
COUNTY OF LEXINGTON            )

I, the undersigned notary public for the State of South Carolina, do hereby certify that Mark R. Cannon and Gina Champion, the Treasurer and Secretary, respectively, of South Carolina Electric & Gas Company personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and official seal this 5th day of September, 2013.

s/ Patricia K Haltiwanger
Patricia K. Haltiwanger, Notary Public
(NOTARY SEAL)
My Commission Expires: March 22, 2016

[South Carolina Electric & Gas Company’s Acknowledgement]

STATE OF ILLINOIS                )
)        ACKNOWLEDGEMENT
COUNTY OF COOK                )

I, the undersigned notary public for the State of Illinois, do hereby certify that Lawrence Dillard, a Vice President of the Bank of New York Mellon Trust Company, N.A. personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and official seal this 5th day of September, 2013.

s/ Colleen Sketch
Notary Public
(NOTARY SEAL)
My Commission Expires: May 20, 2017

[The Bank of New York Mellon Trust Company, N.A.’s Acknowledgement]

EXHIBIT A

The Indenture dated as of April 1, 1993 with NationsBank of Georgia, National Association, to which The Bank of New York Mellon Trust Company, N.A., is successor as Trustee (the “Original Indenture”), the First Supplemental Indenture thereto, dated as of June 1, 1993 (the “First Supplement”) and the Second Supplemental Indenture, dated as of June 15, 1993 (the “Second Supplement”), have each been filed for the record and correctly indexed as a mortgage on real estate in the appropriate recording office in each of the following counties in the State of South Carolina:

		Original Indenture		First Supplement		Second Supplement

	County	Real Estate Mortgage Book	Page	Real Estate Mortgage Book	Page	Real Estate Mortgage Book	Page

1	Abbeville	10E	1	10F	209	10F	600
2	Aiken	1521	1	1540	48	1548	298
3	Allendale	81	360	83	20	82	131
4	Bamberg	105	1	105	96	106	24
5	Barnwell	225	1	229	329	231	205
6	Beaufort	543	2220	628	404	634	545
7	Berkeley	276	152	301	350/358	313	66
8	Calhoun	84	138	86	179	87	29
9	Charleston	C-226	492	S-227	723/732	V-228	632
10	Chester	664	18	669	217	671	239
11	Colleton	529	124	535	63	537	120
12	Dorchester	1133	107	1152	222	1163	270
13	Edgefield	460	1	461	24	461	138
14	Fairfield	322	33	325	153	326	215
15	Greenwood	492	466	495	829	497	922
16	Hampton	185	73	187	19	187	267
17	Jasper	92	44	93	272	94	103
18	Kershaw	165	1	177	77	182	303
19	Lexington	2513	173	2573	182	2599	1
20	McCormick	89	96	90	46	90	92
21	Newberry	396	256	401	318	403	305
22	Orangeburg	598	64	600	967	601	1187
23	Richland	M-1563	744	M-1583	157	1592	908
24	Saluda	263	75	266	188	268	182
25	Union	190	136	190	458	190	606

As the same may have been supplemented from time to time.

Exhibit A